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                                 McGuire Woods
                              Battle & Boothe LLP

                             8280 Greensboro Drive
                           Suite 900, Tysons Corner
                          McLean, Virginia 22101-3892
               Telephone/TTD (703) 712-5000   Fax (703) 712-5050


                               November 9, 1995


Microdyne Corporation
3601 Eisenhower Avenue
Alexandria, Virginia 22304

                             Microdyne Corporation
                        Form S-3 Registration Statement

Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by Microdyne Corporation, a Maryland corporation (the "Company") on
October 27, 1995 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and Amendment No. 1 thereto to be filed with the Commission on November 9, 1995 (the "Registration Statement"), regarding 3,500,000 shares of the Company's common stock, $0.10 par value per share (the "Shares"), 2,000,000 of which are to be issued and sold by the Company (the "Company Shares"), 1,369,797 of which are outstanding and are to be sold by a selling stockholder (the "Outstanding Shares"), and 130,203 of which are to be issued by the Company, pursuant to the exercise of currently exercisable options granted under the Company's 1991 Key Employee Stock Option Plan, as amended (the "Option Plan"), and are to be sold by certain selling stockholders (the "Option Shares").

     Based upon our review of the Company's Articles of Incorporation, Bylaws, and such other documents, records and matters of law as we have deemed necessary, it is our opinion that i) the Company Shares when issued in accordance with the Registration Statement will be legally issued, fully paid and nonassessable, ii) the Outstanding Shares are legally issued, fully paid and nonassessable, and iii) the Option Shares, when issued in accordance with the terms of the Option Plan and in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,



                         \s\ McGuire Woods Battle & Boothe LLP